UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2023

CEPTON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39959	27-2447291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 West Trimble Road

San Jose, CA 95131

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 408-459-7579

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.00001 per share	CPTN	The Nasdaq Capital Market
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share, subject to adjustment	CPTNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2023, Dr. Mark McCord was appointed, effective March 14, 2023, to serve as chair of Cepton’s newly created Technology Advisory Board. Effective upon such appointment, Dr. McCord resigned from his position as Chief Technology Officer of Cepton, Inc., a Delaware corporation (the “Company”). Dr. McCord will continue to be employed by the Company in a non-executive position following the conclusion of his service as Chief Technology Officer, and will remain in charge of Cepton’s intellectual property portfolio.

In connection with Dr. McCord’s resignation, the Board appointed Dr. Dongyi Liao as Chief Technology Officer of the Company, with such appointment to be effective on March 14, 2023. In this role, Dr. Liao will serve as the principal technology officer of the Company. Dr. Liao, age 48, previously served as the Company’s Senior Vice President of Applications since February 2022. Dr. Liao was the Vice President of Applications of Cepton Technologies, Inc. from February 2017 to June 2019 and has previously served as the Senior Vice President of Applications of Cepton Technologies, Inc. since June 2019 until February 10, 2022. Dr. Liao previously co-founded YourMechanic.com and served as its Chief Technology Officer from January 2012 until December 2016. He also served in various engineering and managerial roles at NVIDIA from 2001 to 2010. Dr. Liao has a Ph.D. in Nuclear Engineering from Massachusetts Institute of Technology.

Dr. Liao’s existing compensation and indemnification agreements with the Company remain unchanged following the promotion. In connection with his promotion, Dr. Liao has been granted an additional equity award consisting of 200,000 restricted stock units that will vest, subject to Dr. Liao’s continued employment, in four annual installments measured from May 20, 2023.

There are no arrangements or understandings between Dr. Liao and any other person pursuant to which Dr. Liao was appointed as Chief Technology Officer and there are no family relationships between Dr. Liao and any director or other executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Document

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPTON, INC.

Date: March 14, 2023	By:	/s/ Jun Pei
	Name:	Jun Pei
	Title:	President and Chief Executive Officer

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